Exhibit 23.3

Allbright Law Offices

December 29, 2010

We hereby consent to the reference to our firm as the Company’s PRC counsel, in the context in which they appear, in the Registration Statement on Form S-1/A of VLOV, Inc. (Registration Statement No. 333-163803), and any amendments thereto.

Respectfully Submitted,

Allbright Law Offices

/s/ Allbright Law Offices

Shanghai, People’s Republic of China